Exhibit 99.1

            Staples, Inc. Reports Record Second Quarter Performance;
       Earnings Per Share Increased 22 Percent and Sales Rose 12 Percent;
         North American Retail Comparable Sales Increased Four Percent


    FRAMINGHAM, Mass.--(BUSINESS WIRE)--Aug. 15, 2006--Staples, Inc. (Nasdaq: SPLS) announced today the results for its second quarter ended July 29, 2006. The company posted record sales and earnings, driven by market share gains in North America and steady progress in its International business.
    Total company sales rose 12 percent to $3.88 billion compared to the $3.47 billion reported for the second quarter of 2005. Net income increased 19 percent year-over-year to $161 million, and earnings per share, on a diluted basis, increased 22 percent to $0.22, from the $0.18 achieved in the second quarter of last year.
    Second quarter North American Retail comparable store sales increased four percent versus 2005, reflecting positive customer traffic. North American Retail continued to see strength in categories like mobile computing and accessories, core office supplies, copy and print, ink and toner, and improved performance in the furniture category. Total North American Retail sales rose 10 percent and North American Delivery grew sales 17 percent versus last year. International sales rose five percent in local currency and eight percent in US dollars, with one percent comparable store sales growth in European Retail.
    "Thanks to our associates' focus on execution and commitment to service, we continue to win with customers and gain market share," said Ron Sargent, Staples' chairman and chief executive officer. "With strong traffic in North American Retail, continued momentum in North American Delivery, and steady progress in International, 2006 is on track to be another great year."

    Highlights for the second quarter include:

    -- Top-line growth accelerated as the company benefited from recent investments in key growth platforms, such as its copy and print center, contract sales force, web platforms, and expansion into new geographies.

    -- Total company operating margin improved 30 basis points to 6.5 percent, a record second quarter performance.

    -- Customer service metrics continue to improve, reaching all time highs in both retail and delivery in North America.

    -- The company is on track to reach its goal of 20 percent of sales from Staples brand products. During the quarter, Staples launched over 200 new own brand products in time for Back-to-School.

    -- Staples opened two new multi-channel fulfillment centers, in Atlanta and Orlando, to support the rapid growth in North
        American Delivery.

    -- Gross profit margin increased in North American Retail, but overall gross profit margin decreased 24 basis points, primarily due to costs associated with new fulfillment centers, fuel, and paper in North American Delivery.

    -- Inventory turns increased 16 basis points to 5.77 times, as the company continues to focus on its supply chain improvement programs in both retail and delivery.

    -- Staples opened 11 new stores and closed one store in the United States, opened two stores in Canada, two stores in Portugal, and one store in Germany. The company now operates 1,801 stores worldwide.

    Outlook

    For the third quarter of 2006, Staples anticipates low double-digit sales growth for the total company and expects earnings per share to grow 15 to 20 percent, in line with average analyst estimates. For the full year, the company expects to achieve the high end of the range of its previously stated earnings guidance of 15 to 20 percent growth. Staples expects free cash flow generation in the range of $700 million this year. Earnings growth expectations for the third quarter and full year 2006 refer to 2005 earnings restated to include the impact of stock compensation expense under the Financial Accounting Standards Board's statement 123R, which the company implemented as of January 29, 2006. Pro forma restated financial statements are available on the "Financial Measures" section of the investor relations website on www.staples.com. The company's earnings outlook also reflects the impact of a 53rd week in fiscal 2006.

    Today's Conference Call

    The company will host a conference call today at 8:00 a.m. (ET) to review these results and its outlook. Investors may listen to the call at http://investor.staples.com.

    About Staples

    Staples, Inc. invented the office superstore concept in 1986 and today is the world's largest office products company. With 69,000 talented associates, the company is committed to making it easy to buy a wide range of office products, including supplies, technology, furniture, and business services. With 2005 sales of $16.1 billion, Staples serves consumers and businesses ranging from home-based businesses to Fortune 500 companies in 21 countries throughout North and South America, Europe and Asia. Headquartered outside of Boston, Staples operates more than 1,800 office superstores and also serves its customers through mail order catalog, e-commerce and contract businesses. More information is available at www.staples.com.

    Certain information contained in this news release constitutes forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995 including, but not limited to, the information set forth under the heading "Outlook" and other statements regarding our future business and financial performance. Actual results may differ materially from those indicated by such forward-looking statements as a result of risks and uncertainties, including but not limited to: our market is highly competitive and we may not continue to compete successfully; we may be unable to continue to open new stores and enter new markets successfully; our growth may continue to strain operations, which could adversely affect our business and financial performance; our operating results may be impacted by changes in the economy that impact business and consumer spending; our business and financial performance is dependent upon our ability to attract and retain qualified associates; our stock price may fluctuate based on market expectations; our quarterly operating results are subject to significant fluctuation; our expanding international operations expose us to the unique risks inherent in foreign operations; our business may be adversely affected by the actions of and risks associated with our third-party vendors; our expanded offering of proprietary branded products may not improve our financial performance and may expose us to product liability claims; our debt level and operating lease commitments could impact our ability to obtain future financing and continue our growth strategy; a California wage and hour class action lawsuit may adversely affect our business and financial performance; and those other factors discussed or referenced in our quarterly report on Form 10-Q for the quarter ended July 29, 2006, under the heading "Risk Factors" and elsewhere, and any subsequent periodic reports filed by us with the SEC. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.



                    STAPLES, INC. AND SUBSIDIARIES
                      Consolidated Balance Sheets
           (Dollar Amounts in Thousands, Except Share Data)


                                                July 29,    Restated
                                                  2006     January 28,
                                               (Unaudited)    2006
                                               ----------- -----------
ASSETS
Current assets:
    Cash and cash equivalents                    $734,714    $977,822
    Short-term investments                        306,655     593,082
    Receivables, net                              631,201     576,672
    Merchandise inventories, net                1,903,665   1,706,372
    Deferred income tax asset                     135,542     149,257
    Prepaid expenses and other current assets     156,454     141,339
                                               ----------- -----------
           Total current assets                 3,868,231   4,144,544

Property and equipment:
    Land and buildings                            772,602     705,978
    Leasehold improvements                        925,662     884,853
    Equipment                                   1,417,100   1,330,181
    Furniture and fixtures                        711,832     672,931
                                               ----------- -----------
           Total property and equipment         3,827,196   3,593,943
    Less accumulated depreciation and
     amortization                               1,961,193   1,835,549
                                               ----------- -----------
           Net property and equipment           1,866,003   1,758,394

    Lease acquisition costs, net of
     accumulated amortization                      34,179      34,885
    Intangible assets, net of accumulated
     amortization                                 226,669     240,395
    Goodwill                                    1,378,752   1,378,752
    Other assets                                  187,929     175,750
                                               ----------- -----------
           Total assets                        $7,561,763  $7,732,720
                                               =========== ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                           $1,403,642  $1,435,815
    Accrued expenses and other current
     liabilities                                  850,262   1,041,201
    Debt maturing within one year                   2,070       2,891
                                               ----------- -----------
           Total current liabilities            2,255,974   2,479,907

Long-term debt                                    514,642     527,606
Deferred income tax liability                       6,660       5,845
Other long-term obligations                       259,156     233,426
Minority interest                                   4,082       4,335

Stockholders' equity:
    Preferred stock, $.01 par value, 5,000,000
     shares authorized; no shares issued                -           -
    Common stock, $.0006 par value,
     2,100,000,000 shares authorized; issued
     841,397,235 shares at July 29, 2006 and
     829,695,100 shares at January 28, 2006           505         498
    Additional paid-in capital                  3,112,921   2,937,362
    Cumulative foreign currency translation
     adjustments                                  119,140      87,085
    Retained earnings                           3,378,998   3,192,630
    Less: Treasury stock at cost - 113,245,422
     shares at July 29, 2006, and 99,253,565
     shares at January 28, 2006                (2,090,315) (1,735,974)
                                               ----------- -----------
           Total stockholders' equity           4,521,249   4,481,601
                                               ----------- -----------
           Total liabilities and stockholders'
            equity                             $7,561,763  $7,732,720
                                               =========== ===========



                    STAPLES, INC. AND SUBSIDIARIES
                   Consolidated Statements of Income
         (Dollar Amounts in Thousands, Except Per Share Data)
                              (Unaudited)

                       13 Weeks Ended             26 Weeks Ended
                  -------------------------  -------------------------
                                 Restated                   Restated
                    July 29,     July 30,      July 29,     July 30,
                     2006         2005          2006         2005
                  ------------ ------------  ------------ ------------

Sales              $3,880,674   $3,471,964    $8,118,320   $7,371,016
Cost of goods
 sold and
 occupancy costs    2,784,070    2,482,578     5,832,719    5,319,778
                  ------------ ------------  ------------ ------------
    Gross profit    1,096,604      989,386     2,285,601    2,051,238

Operating and
 other expenses:
  Operating and
   selling            664,975      608,128     1,381,132    1,260,549
  General and
   administrative     176,324      164,003       360,047      337,586
  Amortization of
   intangibles          3,043        3,441         6,246        6,843
                  ------------ ------------  ------------ ------------
    Total
     operating
     expenses         844,342      775,572     1,747,425    1,604,978
                  ------------ ------------  ------------ ------------

Operating income      252,262      213,814       538,176      446,260

Other income
 (expense):
  Interest income      11,096       13,841        30,613       24,791
  Interest
   expense            (11,089)     (15,051)      (25,745)     (25,039)
  Miscellaneous
   expense               (431)         462          (859)        (159)
                 ------------- ------------  ------------ ------------
   Income before
    income taxes
    and minority
    interest          251,838      213,066       542,185      445,853
Income tax
 expense               90,662       77,769       195,187      162,736
                  ------------ ------------  ------------ ------------
   Income before
    minority
    interest          161,176      135,297       346,998      283,117
Minority interest          (1)         120          (253)         198
                  ------------ ------------  ------------ ------------
    Net income       $161,177     $135,177      $347,251     $282,919
                  ============ ============  ============ ============


Earnings Per
 Share:

     Basic
      earnings per
      common share      $0.22        $0.18         $0.48        $0.39
                  ============ ============  ============ ============

     Diluted
      earnings per
      common share      $0.22        $0.18         $0.47        $0.38
                  ============ ============  ============ ============

Dividends declared
 per common share          $-           $-         $0.22        $0.17
                  ============ ============  ============ ============


Weighted average
 shares
 outstanding:

     Basic        723,466,193  732,325,112   724,616,732  734,741,761

     Diluted      744,067,666  751,879,463   744,185,638  753,870,698



                    STAPLES, INC. AND SUBSIDIARIES
                 Consolidated Statements of Cash Flows
                     (Dollar Amounts in Thousands)
                              (Unaudited)

                                                  26 Weeks Ended
                                             ------------------------
                                                           Restated
                                               July 29,     July 30,
                                                 2006         2005
                                             -----------  -----------
Operating Activities:
   Net income                                  $347,251     $282,919
   Adjustments to reconcile net income to
    net cash provided by operating
    activities:
    Depreciation and amortization               162,495      149,175
    Stock-based compensation                     73,987       60,449
    Deferred tax expense (benefit)               11,941       (6,650)
    Excess tax benefits from stock-based
     compensation arrangements                  (21,074)     (13,560)
    Other                                         4,432        8,172
    Changes in assets and liabilities:
       Increase in receivables                  (48,548)     (40,077)
       Increase in merchandise inventories     (182,050)    (143,065)
       Increase in prepaid expenses and
        other assets                            (21,476)      (1,428)
       (Decrease) increase in accounts
        payable                                 (42,818)     106,895
       Decrease in accrued expenses and
        other liabilities                      (166,860)    (129,278)
       Increase in other long-term
        obligations                              11,364       13,776
                                             -----------  -----------
Net cash provided by operating activities       128,644      287,328

Investing Activities:
   Acquisition of property and equipment       (253,729)    (173,505)
   Increase in investment, net of cash
    acquired                                          -       (3,872)
   Purchase of short-term investments        (3,892,485)  (3,831,936)
   Proceeds from the sale of short-term
    investments                               4,178,911    3,792,356
                                             -----------  -----------
Net cash provided by (used in) investing
 activities                                      32,697     (216,957)

Financing Activities:
   Proceeds from the exercise of stock
    options and the sale of stock under
    employee stock purchase plans                81,952       72,238
   Proceeds from borrowings                           -        1,576
   Payments on borrowings                        (2,297)      (1,316)
   Cash dividends paid                         (160,883)    (123,405)
   Excess tax benefits from stock-based
    compensation arrangements                    21,074       13,560
   Purchase of treasury stock, net             (354,341)    (340,171)
                                             -----------  -----------
Net cash used in financing activities          (414,495)    (377,518)

Effect of exchange rate changes on cash and
 cash equivalents                                10,046       (8,430)

Net decrease in cash and cash equivalents (243,108) (315,577) Cash and cash equivalents at beginning of
 period                                         977,822      997,310
                                             -----------  -----------
Cash and cash equivalents at end of period     $734,714     $681,733
                                             ===========  ===========



                    STAPLES, INC. AND SUBSIDIARIES
                           Segment Reporting
                     (Dollar Amounts in Thousands)


                             (Unaudited)             (Unaudited)
                           13 Weeks Ended          26 Weeks Ended
                       ----------------------- -----------------------
                                    Restated                Restated
                        July 29,    July 30,    July 29,    July 30,
                          2006        2005        2006        2005
                       ----------- ----------- ----------- -----------

Sales:
North American Retail  $2,032,138  $1,851,290  $4,343,738  $4,017,913
North American
 Delivery               1,338,723   1,148,215   2,720,274   2,331,531
International
 Operations               509,813     472,459   1,054,308   1,021,572
                       ----------- ----------- ----------- -----------
  Total sales          $3,880,674  $3,471,964  $8,118,320  $7,371,016
                       =========== =========== =========== ===========

Business Unit Income:
North American Retail    $158,382    $139,547    $338,618    $294,885
North American
 Delivery                 140,626     116,288     270,746     220,208
International
 Operations                (7,721)    (11,924)      2,799      (8,384)
                       ----------- ----------- ----------- -----------
  Total business unit
   income                $291,287    $243,911    $612,163    $506,709
Stock-based
 compensation             (39,025)    (30,097)    (73,987)    (60,449)
                       ----------- ----------- ----------- -----------
  Total reportable
   segments               252,262     213,814     538,176     446,260
Interest and other
 income, net                 (424)       (748)      4,009        (407)
                       ----------- ----------- ----------- -----------
Income before income
 taxes and minority
 interest                $251,838    $213,066    $542,185    $445,853
                       =========== =========== =========== ===========



    CONTACT: Staples, Inc.
             Media Contact:
             Paul Capelli/Owen Davis, 508-253-8530/8468 or
             Investor Contact:
             Laurel Lefebvre/Katie Sullivan, 508-253-4080/0879